SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 2, 2005

CERUS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-21937	68-0262011
(State of jurisdiction)	(Commission File No.)	(IRS Employer Identification No.)

2411 Stanwell Drive

Concord, California 94520

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (925) 288-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Definitive Material Agreement.

On February 2, 2005, Cerus Corporation (the “Company”) entered into an agreement with subsidiaries of Baxter International Inc. (“Baxter”) which restructures the terms of their collaboration with respect to the INTERCEPT Blood System and resolves the loan dispute between the parties.  A copy of the joint press release issued by the Company and Baxter, entitled “Baxter and Cerus Sign New Agreement to Commercialize INTERCEPT Blood System,” announcing and briefly describing the material terms of the agreement is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 2.02.              Results of Operations and Financial Condition.

On February 3, 2005, the Company announced its financial results for its fourth quarter and fiscal year ended December 31, 2004.  A copy of the Company’s press release, entitled “Cerus Corporation Announces Fourth Quarter and Year-End Results,” is furnished pursuant to Item 2.02 as Exhibit 99.2 hereto.

Item 9.01.              Financial Statements and Exhibits.

(c)           Exhibits

99.1         Press Release, dated February 3, 2005, entitled “Baxter and Cerus Sign New Agreement to Commercialize INTERCEPT Blood System.”

99.2         Press Release, dated February 3, 2005, entitled “Cerus Corporation Announces Fourth Quarter and
Year-End Results.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERUS CORPORATION

Dated: February 3, 2005	By:	/s/ William J. Dawson
William J. Dawson
Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated February 3, 2005, entitled “Baxter and Cerus Sign New Agreement to Commercialize INTERCEPT Blood System.”

99.2	Press Release, dated February 3, 2005, entitled “Cerus Corporation Announces Fourth Quarter and Year-End Results.”